UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2005

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc.

On February 22, 2005, the Praxair, Inc. Board of Directors adopted, subject to shareholder approval, the 2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc. (the “2005 Plan”). At the Annual Meeting of Shareholders of Praxair, Inc. held on April 26, 2005, the 2005 Plan was approved.  The 2005 Plan replaces the Praxair, Inc. 1995 Stock Option Plan for Non-Employee Directors previously maintained by the Company, and provides for annual equity grants for each non-employee director, but also provides flexibility to consider alternative forms of equity rather than be limited to stock options.  The 2005 Plan is filed as Exhibit 10.04 to this Current Report on Form 8-K.

All Praxair, Inc. non-employee directors receive grants under the 2005 Plan.  The aggregate number of shares of Praxair, Inc.’s common stock that may be issued under the 2005 Plan is 500,000.  No awards may be granted under the 2005 Plan after April 30, 2010.

Awards under the 2005 Plan may be made in the form of non-qualified stock options, common stock, restricted stock or mandatory deferrals of all or a portion of a grant into phantom stock units under the separate deferral plan for non-employee directors of Praxair, Inc., or a combination thereof.  The 2005 Plan contains a prohibition on option repricing without prior shareholder approval, a prohibition on discounted stock options and minimum vesting requirements for stock options and restricted stock.

The 2005 Plan will be administered by the Governance and Nominating Committee (the “Committee”) of the Board and provides for the Committee to make grants each year equal in value to such amount as the Board may determine from time to time.  Directors who are elected or appointed during a year shall receive a grant having a value equal to a pro-rata portion of that year’s grant dollar value.

The Board may suspend, terminate or amend the 2005 Plan but may not, without the affirmative vote of shareholders, (i) increase the number of shares that may be issued under the 2005 Plan, (ii) amend the section requiring shareholder approval for the repricing of any outstanding stock option, (iii) change the eligibility requirements for participation in the 2005 Plan or (iv) adopt any other revision that would require shareholder approval under the rules of the New York Stock Exchange.

Fourth Amendment to the Praxair, Inc. Director’s Fees Deferral Plan

In addition, on February 22, 2005, the Praxair, Inc. Board of Directors adopted, subject to shareholder approval of the 2005 Plan, the Fourth Amendment to the Praxair, Inc. Director’s Fees Deferral Plan (the “Deferral Plan”).  This amendment to the Deferral Plan (filed as Exhibit 10.06 to Praxair, Inc.’s Current

Report on Form 8-K dated January 25, 2005, Filing No. 1-11037, and incorporated herein by reference) is designed to bring the Deferral Plan into conformance with the 2005 Plan.  Specifically, the amendment incorporates language from the 2005 Plan relative to mandatory deferrals which may be granted under that plan under certain circumstances, but will be administered pursuant to the terms of the Deferral Plan.  The Fourth Amendment to the Praxair, Inc. Director’s Fees Deferral Plan is filed as Exhibit 10.06a to this Current Report on Form 8-K.

Item 1.02 Termination of Material Agreement

The Amended and Restated Praxair, Inc. 1995 Stock Option Plan for Non-Employee Directors (filed as Exhibit 10.04 to Praxair, Inc.’s 2003 Annual Report on Form 10-K, Filing No. 1-11037, and incorporated herein by reference) was terminated as of April 26, 2005 by reason of shareholder adoption of the superseding 2005 Plan as described in Item 1.01.

Item 5.02 (d) Election of Directors

At the Annual Meeting of Shareholders of Praxair, Inc. held on April 26, 2005, Mr. José Paulo de Oliveira Alves was elected to the Praxair, Inc. board of directors.  Mr. Alves will serve for a term of two (2) years expiring on the date of the Annual Meeting of Shareholders in 2007, and until his successor is duly elected and qualified.  A copy of Praxair, Inc.’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

At a meeting of the board of directors of Praxair, Inc. held on April 26, 2005, Mr. Alves was appointed to Praxair’s Finance and Pension Committee and its Governance and Nominating Committee.

Item 8.01 Other Events

(a)           The Annual Meeting of Shareholders of Praxair, Inc. was held on April 26, 2005.

(b)           Five directors were elected at that meeting, with vote results as follows:

nominee	votes for	votes withheld
José Alves	278,448,698	6,268,662
Ira D. Hall	277,269,295	7,448,065
Raymond W. LeBoeuf	277,327,375	7,389,985
Wayne T. Smith	276,416,687	8,300,673
Robert L. Wood	277,322,634	7,394,726

The other directors whose term of office continues after that meeting are:  Claire W. Gargalli, Ronald L. Kuehn, Jr., G. Jackson Ratcliffe, Jr., Dennis H. Reilley and H. Mitchell Watson, Jr.

(c)                                  Also at that meeting, a proposal to approve the Non-Employee Directors’ Equity Compensation Plan was properly presented and voted upon.  Having received a majority of the votes cast at the meeting, the proposal was approved.  The vote was 221,464,286 shares voted for, 25,918,628 shares voted against and 2,609,194 shares abstained.  The shares voted FOR the proposal represented 89.5% of the votes cast.

In addition, a proposal to ratify the appointment of the independent auditor was properly presented and voted upon.  Having received a majority of the votes cast at the meeting, the proposal was approved.  The vote was 275,019,040 shares voted for, 7,879,644 shares voted against and 1,808,813 shares abstained.  The shares voted FOR the proposal represented 97.2% of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date:	April 29, 2005	By:	/s/James T. Breedlove
James T. Breedlove
Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit 10.04:	2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc.
Exhibit 10.06a:	Fourth Amendment to the Praxair, Inc. Director’s Fees Deferral Plan
Exhibit 99.1:	Press Release dated April 26, 2005